Exhibit 99.2

LRR ENERGY, L.P.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2013	2

Unaudited Pro Forma Combined Condensed Statement of Operations for the three months ended March 31, 2013	3

Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2012	4

Notes to Unaudited Pro Forma Combined Condensed Financial Statements	5

LRR Energy, L.P.

Pro Forma Combined Condensed Balance Sheet (Unaudited)

March 31, 2013

(in thousands)

	LRR Energy, L.P.
	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$43,209	$(38,200	)(a)	$5,009
Accounts receivable	7,687	—		7,687
Commodity derivative instruments	10,342	255	(b)	10,597
Due from affiliates	2,800	—		2,800
Prepaid expenses	719	—		719
Total current assets	64,757	(37,945)		26,812
Property and equipment (successful efforts method)	808,442	40,675	(b)	849,117
Accumulated depletion, depreciation and impairment	(330,794)	(4,090	)(b)	(334,884)
Total property and equipment, net	477,648	36,585		514,233
Commodity derivative instruments	17,377	131	(b)	17,508
Deferred financing costs, net of accumulated amortization	1,454	—		1,454
TOTAL ASSETS	$561,236	$(1,229)		$560,007
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$3,892	$—		$3,892
Accrued capital cost	6,246	—		6,246
Due to affiliates	—	—		—
Commodity derivative instruments	3,373	—		3,373
Interest rate derivative instruments	605	—		605
Asset retirement obligations	423	—		423
Total current liabilities	14,539	—		14,539
Long-term liabilities:
Commodity derivative instruments	1,189	—		1,189
Interest rate derivative instruments	3,291	—		3,291
Term loan	50,000	—		50,000
Revolving credit facility	185,000	—		185,000
Asset retirement obligations	33,232	990	(b)	34,222
Deferred tax liabilities	100	—		100
Total long-term liabilities	272,812	990		273,802
Total liabilities	287,351	990		288,341
Unitholders’ equity:
Predecessors’ capital	—	(2,219	)(b)	(2,219)
General partner	381	—		381
Public common unitholders	235,995	—		235,995
Affiliated common unitholders	7,911	—		7,911
Subordinated unitholders	29,598	—		29,598
Total unitholders’ equity	273,885	(2,219)		271,666
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$561,236	$(1,229)		$560,007

See accompanying notes to the unaudited pro forma combined condensed financial statements.

LRR Energy, L.P.

Pro Forma Combined Condensed Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2013

(in thousands, except per unit amounts)

	LRR Energy, L.P.	Mid-Continent		Pro Forma		LRR Energy, L.P.
	Historical	Properties Historical		Adjustments		Pro Forma
Revenues:
Oil sales	$13,435	$2,028	(c)	$—		$15,463
Natural gas sales	5,959	120	(c)	—		6,079
Natural gas liquids sales	2,219	16	(c)	—		2,235
Realized gain on commodity derivative instruments	4,105	—		—		4,105
Unrealized loss on commodity derivative instruments	(10,029)	—		(147	)(d)	(10,176)
Other income	69	—		—		69
Total revenues	15,758	2,164		(147)		17,775

Operating expenses:
Lease operating expense	6,213	584	(c)	—		6,797
Production and ad valorem taxes	1,693	153	(c)	—		1,846
Depletion and depreciation	9,416	—		693	(e)	10,109
Impairment of oil and natural gas properties	—	—		—		—
Accretion expense	457	—		13	(f)	470
Gain on settlement of asset retirement obligations	(25)	—		—		(25)
General and administrative expense	3,299	—		129	(g)	3,428
Total operating expenses	21,053	737		835		22,625

Operating income (loss)	(5,295)	1,427		(982)		(4,850)

Other income (expense), net
Interest expense	(2,265)	—		—		(2,265)
Realized loss on interest rate derivative instruments	(174)	—		—		(174)
Unrealized gain (loss) on interest rate derivative instruments	289	—		—		289
Other income (expense), net	(2,150)	—		—		(2,150)

Income (loss) before taxes	(7,445)	1,427		(982)		(7,000)
Income tax benefit (expense)	(5)	—		—		(5)
Net income (loss)	$(7,450)	$1,427		$(982)		$(7,005)
Net income (loss) attributable to predecessor operations	—	(1,427	)(h)	982	(h)	(445)
Net loss available to unitholders	$(7,450)	$—		$—		$(7,450)

Computation of net loss per limited partner unit:

General partners’ interest in net loss	$(7)	$—		$—		$(7)

Limited partners’ interest in net loss	$(7,443)	$—		$—		$(7,443)

Net loss per limited partner unit (basic and diluted)	$(0.32)	$—		$—		$(0.32)

Weighted average number of limited partner units outstanding	22,923					22,923

See accompanying notes to the unaudited pro forma combined condensed financial statements.

LRR Energy, L.P.

Pro Forma Combined Condensed Statement of Operations (Unaudited)

For the Year Ended December 31, 2012

(in thousands, except per unit amounts)

		January 2013		Mid-Continent
	LRR Energy, L.P.	Transferred		Properties		Pro Forma		LRR Energy, L.P.
	Historical	Properties		Historical		Adjustments		Pro Forma

Revenues:
Oil sales	$60,934	$4,194	(i)	$8,618	(c)	$—		$73,746
Natural gas sales	21,522	1,409	(i)	575	(c)	—		23,506
Natural gas liquids sales	10,907	637	(i)	83	(c)	—		11,627
Realized gain on commodity derivative instruments	23,350	—		—		—		23,350
Unrealized gain (loss) on commodity derivative instruments	(11,264)	411	(i)	—		252	(d)	(10,601)
Other income	45	—		—		—		45
Total revenues	105,494	6,651		9,276		252		121,673
Operating expenses:
Lease operating expenses	25,617	979	(i)	2,724	(c)	—		29,320
Production and ad valorem taxes	7,009	176	(i)	664	(c)	—		7,849
Depletion and depreciation	41,583	2,481	(i)	—		3,083	(e)	47,147
Impairment of oil and gas properties	3,544	—		—		—		3,544
Accretion expense	1,460	69	(i)	—		46	(f)	1,575
Gain on settlement of asset retirement obligations	(31)	—		—		—		(31)
General and administrative expenses	12,632	506	(i)	—		629	(g)	13,767
Total operating expenses	91,814	4,211		3,388		3,758		103,171

Operating income (loss)	13,680	2,440		5,888		(3,506)		18,502

Other income (expense), net
Interest income	—	—		—		—		—
Interest expense	(6,596)	—		—		—		(6,596)
Realized loss on interest rate derivative instruments	(465)	—		—		—		(465)
Unrealized loss on interest rate derivative instruments	(4,185)	—		—		—		(4,185)
Other income (expense), net	(11,246)	—		—		—		(11,246)

Income (loss) before taxes	2,434	2,440		5,888		(3,506)		7,256

Income tax benefit (expense)	(172)	—		—		—		(172)

Net income (loss)	$2,262	$2,440		$5,888		$(3,506)		$7,084
Net income attributable to predecessor operations	(2,265)	(2,440	)(h)	(5,888	)(h)	3,506	(h)	(7,087)
Net loss available to unitholders	$(3)	$—		$—		$—		$(3)

General partner’s interest in net loss	$—	$—		$—		$—		$—
Limited partners’ interest in net loss	$(3)	$—		$—		$—		$(3)
Net loss per limited partner unit (basic and diluted)	$0.00	$—		$—		$—		$0.00
Weighted average number of limited partner units outstanding (basic and diluted)	22,425							22,425

See accompanying notes to the unaudited pro forma combined condensed financial statements.

LRR Energy, L.P.

Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)

1.              Basis of Presentation

The following unaudited pro forma combined condensed financial statements reflect the historical consolidated condensed financial statements of LRR Energy, L.P. (the “Partnership”) adjusted on a pro forma basis to give effect to the Partnership’s April 1, 2013 acquisition of oil and natural gas properties located in the Mid-Continent region in Oklahoma (the “Mid-Continent Properties”) and crude oil hedges (collectively, the “Mid-Continent Acquisition”) from Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P. (collectively, “Fund II”).

On April 1, 2013, the Partnership completed the Mid-Continent Acquisition for approximately $38.2 million in cash (subject to customary purchase price and post-closing adjustments). The Partnership funded this transaction with net proceeds from a public equity offering that closed on March 22, 2013, pursuant to which the Partnership issued 3,700,000 common units to the public (including 700,000 common units pursuant to the underwriters’ exercise in full of their option to purchase additional common units) and received approximately $59.6 million in net proceeds after deducting underwriting discounts and commissions and estimated offering expenses of $0.2 million (the “March 2013 Offering”). In connection with the March 2013 Offering, affiliated common unitholders of the Partnership sold 3,200,000 common units they held to the public (including 200,000 common units pursuant to the underwriters’ exercise in full of their option to purchase additional common units). The Partnership did not receive any proceeds from the sale of common units by the affiliated common unitholders.

The unaudited pro forma combined condensed balance sheet of the Partnership as of March 31, 2013 is based on the unaudited historical consolidated condensed balance sheet of the Partnership and includes pro forma adjustments to give effect to the Mid-Continent Acquisition as if it had occurred on March 31, 2013.  The March 2013 Offering closed prior to March 31, 2013. Therefore, no pro forma adjustments to the March 31, 2013 balance sheet are necessary to reflect the March 2013 Offering.

The unaudited pro forma combined condensed statement of operations of the Partnership for the three months ended March 31, 2013 is based on the unaudited historical consolidated condensed statement of operations of the Partnership and the unaudited statement of revenues and direct operating expenses attributable to the Mid-Continent Properties for the three months ended March 31, 2013. The unaudited pro forma combined condensed statement of operations of the Partnership for the year ended December 31, 2012 is based on (i) the audited historical consolidated statement of operations of the Partnership, (ii) the results of operations of the January 2013 Acquisition (as defined below), and (iii) the audited statement of revenues and direct operating expenses attributable to the Mid-Continent Properties for the year ended December 31, 2012. Each period has been adjusted to give effect to the Mid-Continent Acquisition as if it occurred on January 1, 2012.

In January 2013, the Partnership completed an acquisition from Lime Rock Resources A, L.P., Lime Rock Resources B, L.P. and Lime Rock Resources C, L.P. of certain oil and natural gas properties located in the Mid-Continent region in Oklahoma for $21.0 million subject to customary purchase price adjustments (the “January 2013 Acquisition”). In addition, as part of the January 2013 Acquisition, the Partnership acquired in the money commodity hedge contracts valued at approximately $1.7 million as of the closing of the January 2013 Acquisition. In determining the unaudited pro forma combined condensed statement of operations of the Partnership for the year ended December 31, 2012, the audited historical consolidated statement of operations of the Partnership for the year ended December 31, 2012 was adjusted to include the results attributable to the January 2013 Acquisition as the Partnership considered the acquisition to be between entities under common control.

The pro forma adjustments to the audited and unaudited historical consolidated financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership.

The unaudited pro forma financial statements of the Partnership are not necessarily indicative of the results that actually would have occurred if the Partnership had completed the Mid-Continent Acquisition on the date indicated or which could be achieved in the future because they necessarily exclude various operating expenses.

2.              Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Balance Sheet

(a)         Reflects the purchase price for the Mid-Continent Acquisition, prior to any customary purchase price or post-closing adjustments.

(b)         Reflects the net assets acquired in the Mid-Continent Acquisition. The following chart illustrates the purchase price allocation between entities under common control whereby the assets and liabilities transferred will be recorded by the Partnership at the historical book value of the Mid-Continent Properties without any adjustment to current fair values.

Property and equipment, net	$36,585
Derivative assets	386
Asset retirement obligations	(990)
Net book value of acquired properties	35,981
Deemed distribution to Fund II	2,219
Purchase price	$38,200

Unaudited Pro Forma Statements of Operations

(c)   Reflects the revenues and direct operating expenses related to the Mid-Continent Properties.

(d)   Reflects the unrealized gain (loss) on commodity derivative contracts associated with the Mid-Continent Properties assuming the contracts had been in place as of January 1, 2012.

(e)   Reflects the incremental depletion and depreciation expense related to the Mid-Continent Properties.

(f)    Reflects the incremental accretion expense of the asset retirement obligations related to the Mid-Continent Properties.

(g)   Reflects the incremental general and administrative expense attributable to the Mid-Continent Properties based on a ratio of production of the Mid-Continent Properties to Fund II’s total production and Fund II’s general and administrative expense for the period presented.

(h)   Reflects the net income attributable to Mid-Continent Acquisition and January 2013 Acquisition as those transactions were deemed to occur between entities under common control.

(i)    Reflects the adjustments necessary to recast the audited historical consolidated statement of operations for the year ended December 31, 2012 for the January 2013 Acquisition.

3.              Pro Forma Net Income (Loss) Per Limited Partner Unit

Pro forma net income (loss) per limited partner unit is determined by dividing the pro forma net income (loss) available to the common unitholders, after deducting the Partnership’s general partner’s approximate 0.1% interest in net income (loss), by the weighted average number of common units and subordinated units outstanding. The Partnership’s subordinated units and restricted unit awards are considered to be participating securities for purposes of calculating the pro forma net income per limited partner unit, and accordingly, are included in basic computation as such. For purposes of this calculation, the Partnership assumed the aggregate weighted average number of common and subordinate units outstanding were 22,424,575 and 22,922,547 for the year ended December 31, 2012 and the three months ended March 31, 2013, respectively.